UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2003


                   Federal Agricultural Mortgage Corporation
                   -------------------------------------------
              (Exact name of registrant as specified in its charter)


      Federally chartered
       instrumentality of
       the United States               0-17440              52-1578738
-------------------------------     ------------        ------------------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)



1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.            20036
-----------------------------------------------------------         ------------
        (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)



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Item 7.  Financial Statements and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits:

                  99    Press release dated January 24, 2003.

Item 9.  Regulation FD Disclosure.

     On January 24, 2003, the Registrant issued a press release to amplify the Registrant's earnings release for fourth quarter 2002, which was issued on January 23, 2003. The January 24, 2003 press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      January 24, 2003

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated January 24, 2003       5

                                                                   Exhibit 99



                                 FARMER MAC NEWS


FOR IMMEDIATE RELEASE                                       CONTACT
January 24, 2003                                            Jerome Oslick
                                                            202-872-7700
  Farmer Mac Amplifies Earnings Release

           Met Analyst Expectations for 2002 Fourth Quarter and Year


     Washington, D.C. -- Yesterday, the Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) announced it achieved net income for fourth quarter 2002 of $2.8 million, or $0.23 per diluted share, and net income of $21.3 million, or $1.77 per diluted share, for the year. Excluding extraordinary gains and losses, net income was $4.1 million, or $0.34 per diluted share, and $20.4 million, or $1.69 per diluted share for fourth quarter 2002 and the year, respectively. Later in this release, Farmer Mac provides supplemental information about the impact of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"), which reduced net income by $1.8 million in fourth quarter 2002 and $2.5 million for the year.

     In response to market inquiries today, Farmer Mac is amplifying its January 23, 2003 earnings release with the following statement.

     Net income for fourth quarter 2002 included the effects of FAS 133, which were a net reduction of $0.15 per diluted share. On that basis, and excluding the effect of extraordinary items, diluted operating earnings per share - a non-GAAP measure - for the quarter were a record $0.49, a 14 percent increase over fourth quarter 2001 diluted operating earnings per share of $0.43. Operating income reached a record $5.9 million for the fourth quarter 2002 and $22.9 million for the year ($1.90 per diluted share), compared to $5.2 million and $17.1 million ($1.45 per diluted share) for the same periods in 2001.

      Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include uncertainties regarding: (1) the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) the effect on the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; (3) the effect on the agricultural economy of federal assistance for agriculture provided for in the Farm Bill enacted last Spring; (4) the possible effect of the risk-based capital requirement which could, under certain circumstances, be in excess of the statutory minimum capital level; (5) the possible establishment of additional legislative or regulatory restrictions on Farmer Mac; (6) the outcome of the pending analysis of Farmer Mac by the General Accounting Office; and (7) Farmer Mac's continuing access to the debt markets at favorable rates and terms. Other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission ("SEC") on March 27, 2002, and Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the SEC on November 14, 2002. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events, except as otherwise mandated by the SEC.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac (as well as the Form 10-K and Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com. The conference call to discuss Farmer Mac's fourth quarter 2002 earnings and this press release will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time, Friday, January 24, 2003, and an audio recording of that call will be available for two weeks on Farmer Mac's website after the call is concluded.